Exhibit 99.1

Staples, Inc. Announces Fourth Quarter and Full Year 2012 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--March 6, 2013--Staples, Inc. (Nasdaq: SPLS) announced today the results for its fourth quarter and fiscal year ended February 2, 2013.

Fourth Quarter 2012 Financial Summary
	Fourth Quarter
(dollar amounts in millions)	2012	2011	Change
Total company sales	$6,568	$6,374	3.0%
Total company sales excluding the 53rd week in 2012*	$6,107	$6,374	(4.2%)

GAAP operating income	$314	$469	($155)
Non-GAAP operating income*	$495	$469	$26

GAAP operating income rate	4.8%	7.4%	(257 basis points)
Non-GAAP operating income rate*	7.5%	7.4%	18 basis points

GAAP earnings per share from continuing operations attributable to Staples, Inc.	$0.14	$0.41	(66%)
Non-GAAP earnings per diluted share from continuing operations attributable to Staples, Inc.*	$0.46	$0.41	12%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures. Fourth quarter 2012 non-GAAP measures include results for the 53rd week in 2012, unless otherwise noted.

“During the fourth quarter we did a great job managing expenses in a challenging sales environment,” said Ron Sargent, Staples’ chairman and chief executive officer. “We’re making progress toward our new vision: Every product your business needs to succeed.”

Total company sales for the fourth quarter of 2012 were $6.6 billion, an increase of three percent compared to the fourth quarter of 2011. Excluding $461 million of sales for the 53rd week in fiscal year 2012, total company sales decreased four percent compared to the fourth quarter of 2011.

On a GAAP basis, the company reported fourth quarter 2012 net income of $90 million, or $0.14 per share, from continuing operations attributable to Staples, Inc., compared to net income of $284 million, or $0.41 per diluted share, achieved in the fourth quarter of 2011. Excluding the impact of charges taken during the fourth quarter of 2012, the company reported non-GAAP net income from continuing operations attributable to Staples, Inc. of $308 million, or $0.46 per diluted share, compared to $284 million, or $0.41 per diluted share, achieved in the fourth quarter of 2011. Fourth quarter 2012 results on a GAAP basis include $181 million of pre-tax charges related to European store closures and restructuring, U.S. store closures and accelerated Australia tradename amortization, a $57 million pre-tax charge related to the early extinguishment of debt, as well as a $26 million pre-tax charge related to the termination of the company’s existing joint venture agreement in India. The company’s fourth quarter 2012 results on a GAAP basis also include pre-tax income of $83 million related to the extra week in 2012.

On a GAAP basis, fourth quarter 2012 operating income rate declined 257 basis points to 4.78 percent compared to the fourth quarter of 2011. Excluding the pre-tax charges related to European store closures and restructuring, U.S. store closures and accelerated Australia tradename amortization described above, non-GAAP fourth quarter 2012 operating income rate improved 18 basis points versus the fourth quarter of 2011 to 7.53 percent. This increase primarily reflects reduced incentive compensation and marketing expense, partially offset by lower product margin.

Full Year 2012 Financial Summary
	Full Year
(dollar amounts in millions)	2012	2011	Change
Total company sales	$24,381	$24,665	(1.2%)
Total company sales excluding the 53rd week in 2012*	$23,919	$24,665	(3.0%)

GAAP operating income	$510	$1,634	($1,124)
Non-GAAP operating income*	$1,548	$1,634	($86)

GAAP operating income rate	2.1%	6.6%	(453 basis points)
Non-GAAP operating income rate*	6.3%	6.6%	(27 basis points)

GAAP (loss) earnings per share from continuing operations attributable to Staples, Inc.	($0.24)	$1.40	NM
Non-GAAP earnings per diluted share from continuing operations attributable to Staples, Inc.*	$1.39	$1.37	1%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures. Full year 2012 non-GAAP measures include results for the 53rd week in 2012, unless otherwise noted.

For the full year 2012, total company sales decreased one percent to $24.4 billion compared to full year 2011. Excluding the favorable impact of the extra week in 2012, total company sales decreased three percent to $23.9 billion versus the prior year.

On a GAAP basis, the company reported a net loss from continuing operations attributable to Staples, Inc. of $161 million, or $0.24 per share, compared to net income of $988 million, or $1.40 per diluted share, achieved in 2011. Excluding the impact of the charges taken during the fourth quarter of 2012 described above, as well as previously announced charges recorded during 2012 and a tax refund in 2011, the company reported non-GAAP net income from continuing operations attributable to Staples, Inc. of $936 million, or $1.39 per diluted share, during 2012, compared to $967 million, or $1.37 per diluted share, achieved during the prior year.

The company generated operating cash flow of $1.2 billion and invested $350 million in capital expenditures in 2012, resulting in free cash flow of $870 million for the full year. The company utilized free cash flow to repurchase 35 million shares for $449 million and returned $294 million to shareholders through cash dividends in 2012. At the end of the year, the company had $2.5 billion in liquidity, including $1.3 billion in cash and cash equivalents.

New Segment Reporting Structure

As part of Staples’ strategic reinvention, the company realigned its business segments during the fourth quarter of 2012 to support growth and better address the changing needs of its customers. Under the new structure, the North American Stores and Online segment includes the company’s retail stores and Staples.com businesses in the U.S. and Canada. The North American Commercial segment includes the company’s Contract operations in the U.S. and Canada, as well as the company’s Quill.com business. The International Operations segment includes all of the company’s continuing operations outside of the U.S. and Canada.

North American Stores and Online
	Fourth Quarter			Full Year
(dollar amounts in millions)	2012	2011	Change	2012	2011	Change
Sales	$3,298	$3,197	3.1%	$11,828	$11,742	0.7%
Sales excluding the 53rd week in 2012*	$3,076	$3,197	(3.8%)	$11,606	$11,742	(1.2%)
Comparable store sales			(5.0%)			(2.0%)

Operating income	$317	$296	$21	$987	$1,021	($34)
Operating income rate	9.6%	9.2%	37 basis points	8.3%	8.7%	(35 basis points)

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about this non-GAAP measure.

Sales for the fourth quarter of 2012 were $3.3 billion, an increase of three percent compared to the fourth quarter of 2011. This primarily reflects $221 million of sales during the extra week in 2012. Growth in tablets, e-readers, facilities and breakroom supplies, and copy and print services was partially offset by lower sales of computers, digital cameras, and software. Excluding the extra week of sales in 2012, fourth quarter sales decreased four percent versus the prior year. Comparable store sales, which exclude sales in Staples.com, decreased five percent, reflecting a five percent decline in traffic, and flat average order size versus the prior year. Staples.com sales grew seven percent during the fourth quarter of 2012. Excluding the extra week in 2012, Staples.com sales declined one percent during the fourth quarter of 2012. Operating income rate increased 37 basis points to 9.61 percent compared to the fourth quarter of 2011. This increase primarily reflects lower incentive compensation and marketing expense, partially offset by investments to drive growth in Staples.com. During the fourth quarter of 2012, the company closed 32 stores and opened one store in the U.S. and closed one store and opened one store in Canada.

For the full year 2012, North American Stores and Online achieved sales of $11.8 billion, an increase of one percent compared to 2011. Excluding the extra week of sales in 2012, full year 2012 sales decreased one percent compared to 2011. Comparable store sales decreased two percent versus the prior year. Staples.com sales grew five percent versus the prior year, and increased three percent excluding the extra week in 2012. Full year 2012 operating income rate declined 35 basis points to 8.34 percent versus 2011. In 2012, the company closed 45 stores and opened nine stores in the U.S., and opened eight stores and closed three stores in Canada ending the year with 1,886 stores in North America.

North American Commercial
	Fourth Quarter			Full Year
(dollar amounts in millions)	2012	2011	Change	2012	2011	Change
Sales	$2,102	$1,962	7.2%	$8,108	$7,975	1.7%
Sales excluding the 53rd week in 2012*	$1,943	$1,962	(0.9%)	$7,949	$7,975	(0.3%)

Operating income	$195	$176	$19	$680	$661	$19
Operating income rate	9.3%	9.0%	31 basis points	8.4%	8.3%	10 basis points

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about this non-GAAP measure.

Sales for the fourth quarter of 2012 were $2.1 billion, an increase of seven percent compared to the fourth quarter of 2011. This primarily reflects $159 million of sales during the extra week in 2012, as well as growth in facilities and breakroom supplies. Excluding the extra week of sales in 2012, fourth quarter sales decreased one percent versus the prior year. Operating income rate increased 31 basis points to 9.26 percent compared to the fourth quarter of 2011. This increase primarily reflects lower incentive compensation, partially offset by reduced product margin.

For the full year 2012, North American Commercial achieved sales of $8.1 billion, an increase of two percent, and approximately flat excluding the extra week, compared to 2011. Full year 2012 operating income rate increased 10 basis points to 8.39 percent versus 2011.

International Operations
	Fourth Quarter			Full Year
(dollar amounts in millions)	2012	2011	Change	2012	2011	Change
Sales	$1,168	$1,215	(3.9%)	$4,444	$4,948	(10.2%)
Sales excluding the 53rd week in 2012*	$1,087	$1,215	(10.5%)	$4,363	$4,948	(11.8%)

Operating (loss) income	$6	$32	($26)	($21)	$103	($124)
Operating (loss) income rate	0.5%	2.7%	(215 basis points)	(0.5%)	2.1%	(256 basis points)

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about this non-GAAP measure.

Sales in International Operations for the fourth quarter were $1.2 billion, a decrease of four percent in U.S. dollars, as well as on a local currency basis, compared to the fourth quarter of 2011. These results reflect weak sales in Australia and Europe, partially offset by $81 million of sales during the extra week in 2012. Comparable store sales in Europe declined nine percent with lower traffic driving the majority of the decline versus the prior year. Excluding the extra week of sales in 2012, sales in International Operations for the fourth quarter decreased 11 percent compared to the fourth quarter of 2011. Operating income rate decreased 215 basis points to 0.51 percent compared to the fourth quarter of 2011. Excluding $4 million of accelerated Australia tradename amortization during the fourth quarter, operating income rate decreased 177 basis points to 0.89 percent compared to the prior year. This decline primarily reflects lower product margin in Europe and deleverage of fixed expenses in Europe and Australia, partially offset by savings related to headcount reductions in Europe and Australia. During the fourth quarter of 2012, the company closed 46 stores in Europe.

For the full year 2012, International Operations achieved sales of $4.4 billion, a decrease of 10 percent in U.S. dollars and a decrease of seven percent on a local currency basis compared to the prior year. Excluding the extra week of sales in 2012, sales for the full year decreased 12 percent in U.S. dollars compared to 2011. Full year 2012 operating income rate declined 256 basis points to an operating loss of 0.48 percent compared to the prior year. Excluding $20 million of accelerated Australia tradename amortization during 2012, operating income rate decreased 211 basis points to a loss of 0.02 percent. In 2012, the company closed 49 stores and opened one store, ending the year with 283 stores in Europe.

Discontinued Operations

During the fourth quarter of 2012, the company recorded an after-tax loss from discontinued operations of $12 million related to its European Printing Systems business, which includes $2 million of charges related to restructuring. This compares to an after-tax loss of $69 thousand from discontinued operations in the fourth quarter of 2011.

For the full year 2012, the company recorded an after-tax loss from discontinued operations of $50 million related to its European Printing Systems business, which includes $25 million of charges related to restructuring and incremental tax expense. This compares to an after-tax loss from discontinued operations of $4 million during 2011.

Outlook

The company expects full year 2013 sales to increase in the low single-digits compared to 2012 sales on a 52 week basis of $23.9 billion. The company expects full year 2013 diluted earnings per share from continuing operations to be in the range of $1.30 to $1.35. The company expects to generate more than $900 million of free cash flow and plans to continue repurchasing its common stock through open-market purchases during 2013.

“We took important steps in 2012 to reposition the company,” said Sargent. “We successfully launched our new strategic plan and made solid progress on our reinvention. We look forward to building on our momentum throughout 2013.”

Presentation of Non-GAAP Information

To provide more comparable financial results on a year over year basis, this press release presents certain results with and without the impact of the 53rd week during fiscal year 2012, without the impact of fluctuations in foreign currency exchange rates, and without the impact of certain charges described below. Charges for the impairment of goodwill and long-lived assets in the third quarter of 2012 and for accelerated tradename amortization in the third and fourth quarters of 2012 were excluded because such items are non-cash in nature. Management has excluded the store closure and restructuring charges recorded in the third and fourth quarters of 2012, certain tax items recorded in the third quarter of 2012, the loss on early extinguishment of debt in the fourth quarter 2012 and the tax refund in 2011 because the exclusion of such amounts facilitates the comparison of the company's financial results to its historical operating results. The charges related to the termination of the company’s joint venture arrangement in India in the fourth quarter of 2012 were excluded because the event is non-recurring in nature. The presentation of results that excludes these items, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP.

Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information relevant to certain events and foreign currency fluctuations that impact the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately in GAAP as well as non-GAAP results. In addition, management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation to the most comparable GAAP financial measure.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and second largest internet retailer. For 26 years, Staples has served the needs of business customers and its vision is to provide every product businesses need to succeed. Through its world-class retail, online and delivery capabilities, Staples offers office supplies, technology products and services, facilities and breakroom supplies, furniture, copy and print services and a wide range of other product categories. With thousands of associates worldwide dedicated to making it easy for businesses of all sizes, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; we face uncertainties in connection with the implementation of our strategies to transform our business; we have recognized substantial goodwill impairment charges in the current fiscal year and may be required to recognize additional goodwill impairment charges in the future; our market is highly competitive and we may not be able to continue to compete successfully; if the products and services that we offer fail to meet our customer needs, our performance could be adversely affected; we may be unable to continue to enter new markets successfully; our international operations expose us to risks inherent in foreign operations; failure to manage growth and our operations successfully could adversely affect our financial results; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property liability, product liability, import/export liability, government investigations and claims, and other risks associated with global sourcing; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or our customers’ or associates’ personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-party vendors and service providers; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	February 2, 2013	January 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,334,302	$1,264,149
Receivables, net	1,815,586	2,033,680
Merchandise inventories, net	2,314,058	2,431,845
Deferred income tax assets	218,899	305,611
Prepaid expenses and other current assets	346,773	255,535
Current assets of discontinued operations	170,819	—
Total current assets	6,200,437	6,290,820

Property and equipment:
Land and buildings	1,015,225	1,034,983
Leasehold improvements	1,300,258	1,330,373
Equipment	2,625,949	2,462,351
Furniture and fixtures	1,088,669	1,084,358
Total property and equipment	6,030,101	5,912,065
Less: Accumulated depreciation	4,066,926	3,831,704
Net property and equipment	1,963,175	2,080,361

Intangible assets, net of accumulated amortization	384,609	449,781
Goodwill	3,221,162	3,982,130
Other assets	510,622	627,530
Total assets	$12,280,005	$13,430,622

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,896,040	$2,220,414
Accrued expenses and other current liabilities	1,405,752	1,414,721
Debt maturing within one year	987,161	439,143
Current liabilities of discontinued operations	129,672	—
Total current liabilities	4,418,625	4,074,278

Long-term debt, net of current maturities	1,001,943	1,599,037
Other long-term obligations	723,343	735,094

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 932,246,614 and 669,182,785 shares at February 2, 2013 and 922,126,579 shares and 695,743,547 shares at January 28, 2012, respectively	559	553
Additional paid-in capital	4,711,113	4,551,299
Accumulated other comprehensive loss	(388,773)	(319,743)
Retained earnings	6,694,207	7,199,060
Less: Treasury stock at cost, 263,063,829 shares at February 2, 2013 and 226,383,032 shares at January 28, 2012	(4,888,953)	(4,416,018)
Total Staples, Inc. stockholders’ equity	6,128,153	7,015,151
Noncontrolling interests	7,941	7,062
Total stockholders’ equity	6,136,094	7,022,213
Total liabilities and stockholders’ equity	$12,280,005	$13,430,622

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	14 and 13 Weeks Ended		Fiscal Year Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Sales	$6,567,980	$6,374,306	$24,380,510	$24,664,752
Cost of goods sold and occupancy costs	4,848,571	4,655,424	17,889,249	17,974,884
Gross profit	1,719,409	1,718,882	6,491,261	6,689,868
Operating expenses:
Selling, general and administrative	1,210,686	1,234,602	4,884,284	4,991,195
Impairment of goodwill and long-lived assets	—	—	810,996	—
Integration and restructuring costs	176,620	—	207,016	—
Amortization of intangibles	18,434	15,459	78,900	64,902
Total operating expenses	1,405,740	1,250,061	5,981,196	5,056,097

Operating income	313,669	468,821	510,065	1,633,771

Other (expense) income:
Interest income	1,089	1,708	5,340	7,370
Interest expense	(38,282)	(41,972)	(162,477)	(173,394)
Loss on early extinguishment of debt	(56,958)	—	(56,958)	—
Other income (expense), net	(27,078)	1,125	(30,547)	(3,103)
Income from continuing operations before income taxes	192,440	429,682	265,423	1,464,644
Income tax expense	102,490	146,092	426,270	477,247
Income (loss) from continuing operations, including the portion attributable to the noncontrolling interests	89,950	283,590	(160,847)	987,397
Discontinued Operations:
Loss from discontinued operations, net of income taxes	(11,892)	(69)	(49,978)	(3,564)
Consolidated net income (loss)	78,058	283,521	(210,825)	983,833
Loss attributed to the noncontrolling interests	—	(72)	(119)	(823)
Income (loss) attributed to Staples, Inc.	$78,058	$283,593	$(210,706)	$984,656

Amounts attributable to Staples, Inc.
Income (loss) from continuing operations	$89,950	$283,662	$(160,728)	$988,220
Loss from discontinued operations	(11,892)	(69)	(49,978)	(3,564)
Income (loss) attributed to Staples, Inc.	$78,058	$283,593	$(210,706)	$984,656

Basic Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.14	$0.41	$(0.24)	$1.42
Discontinued operations attributed to Staples, Inc.	(0.02)	—	(0.07)	—
Net (loss) income attributed to Staples, Inc.	$0.12	$0.41	$(0.31)	$1.42
Diluted Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.14	$0.41	$(0.24)	$1.40
Discontinued operations attributed to Staples, Inc.	(0.02)	—	(0.07)	—
Net (loss) income attributed to Staples, Inc.	$0.12	$0.41	$(0.31)	$1.40

Weighted Average Shares Outstanding:
Basic	658,653	683,505	669,479	694,986
Diluted	664,947	691,993	669,479	704,019

Dividends declared per common share	$0.11	$0.10	$0.44	$0.40

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Dollar Amounts in Thousands)

Condensed Consolidated Statements of Comprehensive Income
	14 and 13 Weeks Ended
	February 2, 2013	January 28, 2012
Comprehensive (loss) income from consolidated operations	$70,361	$(41,847)
Comprehensive income (loss) attributed to noncontrolling interests	765	1,389
Comprehensive (loss) income attributed to Staples, Inc.	$69,596	$(43,236)

	Fiscal Year Ended
	February 2, 2013	January 28, 2012
Consolidated net (loss) income	$(210,825)	$983,833

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	36,602	(191,972)
Derivative gains (losses) arising from cash flow hedging activities, net	2,022	(1,505)
Deferred benefit costs	(106,656)	(27,520)
Other comprehensive (loss) income, net of tax	(68,032)	(220,997)

Consolidated comprehensive (loss) income	(278,857)	762,836
Comprehensive income (loss) attributed to noncontrolling interests	879	990
Comprehensive (loss) income attributed to Staples, Inc.	$(279,736)	$761,846

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	Fiscal Year Ended
	February 2, 2013	January 28, 2012
Operating Activities:
Consolidated net (loss) income, including loss from the noncontrolling interests	$(210,825)	$983,833
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	408,413	417,154
Amortization of intangible assets	78,900	64,902
Impairment of goodwill and long-lived assets	810,996	—
Stock-based compensation	117,813	151,822
Excess tax benefits from stock-based compensation arrangements	(185)	(1,805)
Deferred income tax expense	112,148	6,706
Loss on early extinguishment of debt	56,958	—
Loss related to equity method investment	26,211	—
Other	7,208	4,452
Changes in assets and liabilities:
Decrease (increase) in receivables	122,628	(73,670)
Decrease (increase) in merchandise inventories	87,246	(82,343)
(Increase) decrease in prepaid expenses and other assets	(48,145)	123,660
(Decrease) increase in accounts payable	(260,263)	23,677
Decrease in accrued expenses and other liabilities	(111,246)	(117,389)
Increase in other long-term obligations	21,331	75,476
Net cash provided by operating activities	1,219,188	1,576,475

Investing Activities:
Acquisition of property and equipment	(349,574)	(383,654)
Proceeds from the sale of property and equipment	9,500	—
Acquisition of businesses, net of cash acquired	(1,941)	—
Net cash used in investing activities	(342,015)	(383,654)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans	49,993	73,866
Proceeds from borrowings	1,087,843	301,843
Payments on borrowings	(485,554)	(820,631)
Early settlement of debt	(689,740)	—
Purchase of noncontrolling interest	(7,910)	(10,000)
Cash dividends paid	(294,147)	(277,936)
Excess tax benefits from stock-based compensation arrangements	185	1,805
Purchase of treasury stock, net	(472,935)	(629,041)
Net cash used in financing activities	(812,265)	(1,360,094)
Effect of exchange rate changes on cash and cash equivalents	5,245	(29,835)
Net increase (decrease) in cash and cash equivalents	70,153	(197,108)
Cash and cash equivalents at beginning of period	1,264,149	1,461,257
Cash and cash equivalents at end of period	$1,334,302	$1,264,149

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	14 and 13 Weeks Ended		Fiscal Year Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
	Sales
North American Stores & Online	$3,297,555	$3,197,396	$11,827,906	$11,741,998
North American Commercial	2,102,370	1,962,028	8,108,402	7,974,860
International Operations	1,168,055	1,214,882	4,444,202	4,947,894
Total segment sales	$6,567,980	$6,374,306	$24,380,510	$24,664,752

	Business Unit Income (Loss)
North American Stores & Online	$317,029	$295,558	$987,025	$1,021,442
North American Commercial	194,699	175,667	680,011	660,822
International Operations	5,968	32,345	(21,146)	103,329
Business unit income	517,696	503,570	1,645,890	1,785,593
Equity compensation	(27,407)	(34,749)	(117,813)	(151,822)
Impairment of goodwill and long-lived assets	—	—	(810,996)	—
Integration and restructuring costs	(176,620)	—	(207,016)	—
Interest and other expense, net	(121,229)	(39,139)	(244,642)	(169,127)
Income from continuing operations before income taxes	$192,440	$429,682	$265,423	$1,464,644

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	53 Weeks Ended
	February 2, 2013
	GAAP	Impairment of goodwill & long lived assets (1)	Restructuring charges (2)	Accelerated trade-name amortization (3)	Loss on early extinguishment of debt (4)	Termination of JV arrangement in India (5)	Non-GAAP
Operating income	$510,065	$810,996	$207,016	$20,049	$—	$—	$1,548,126
Interest and other expense, net	(244,642)	—	—	—	56,958	26,211	(161,473)
Income from continuing operations before income taxes	265,423						1,386,653

Income taxes	426,270						426,270
Adjustments (6)	—						24,390
Adjusted income taxes	426,270						450,660

(Loss) income from continuing operations	(160,847)						935,993
Loss attributed to noncontrolling interests	(119)						(119)
(Loss) income from continuing operations attributed to Staples, Inc.	$(160,728)						$936,112

Effective tax rate	160.6%						32.5%

Per share (loss) income from continuing operations attributed to Staples, Inc:
Basic earnings per common share	$(0.24)						$1.40
Diluted earnings per common share	$(0.24)						$1.39

Weighted average common shares outstanding	669,479						669,479
Effect of dilutive securities	—						6,526
Weighted average common shares outstanding assuming dilution	669,479						676,005

	52 Weeks Ended
	January 28, 2012
	Net income	Per Diluted Share
Income from continuing operations attributed to Staples, Inc.	$988,220	$1.40
Tax refund (7)	(20,800)	(0.03)
Non-GAAP income from continuing operations attributed to Staples, Inc.	$967,420	$1.37

(1) Consists of goodwill impairment charges of $468.1 million and $303.3 million related to the Company's Europe Catalog and Europe Retail reporting units, respectively, and $39.5 million for the write-down of fixed assets primarily related to the closure and consolidation of certain operations.
(2) Restructuring charges include $106.4 million for ongoing lease obligations related to facility closures, $75.6 million for severance and benefit costs, and $24.9 million for other associated costs related to the closure of 46 retail stores and the consolidation of certain sub-scale delivery businesses in Europe and the accelerated closure of 15 retail stores in the United States.
(3) Relates to a strategic decision to transition from using the legacy Corporate Express tradename in the Company's Australian business to the exclusive use of the Staples tradename.
(4) Relates to the pre-tax debt tender premiums and fees incurred as a result of the repurchase of approximately $632.8 million of the January 2014 Notes pursuant to a cash tender offer.
(5) Relates to a charge incurred as a result of the Company's termination of its joint venture arrangement in India.
(6) The $24.4 million adjustment to income tax expense in 2012 relates to tax benefits related to the charges recorded in 2012, partially offset by the establishment of valuation allowances as a result of the planned closure and consolidation of certain operations in the Company's Europe Retail and Europe Catalog reporting units.
(7) Relates to a tax benefit related to a refund due to Corporate Express N.V. from the Italian government that was previously deemed uncollectible.

The table below shows the impact of the 53rd week on sales for the current year (in thousands):

	Sales				Year-over-year sales growth compared with the 52 weeks ended January 28, 2012
	2012			2011
	53 weeks ended		52 weeks ended	52 weeks ended	53 weeks ended	52 weeks ended
	February 2, 2013	53rd week	January 26, 2013	January 28, 2012	February 2, 2013	January 26, 2013
North American Stores & Online	$11,827,906	$221,425	$11,606,481	$11,741,998	0.7%	(1.2)%
North American Commercial	8,108,402	158,943	7,949,459	7,974,860	1.7%	(0.3)%
International Operations	4,444,202	80,816	4,363,386	4,947,894	(10.2)%	(11.8)%
Staples, Inc. consolidated	$24,380,510	$461,184	$23,919,326	$24,664,752	(1.2)%	(3.0)%

	14 Weeks Ended
	February 2, 2013
	GAAP	Restructuring charges (2)	Accelerated trade-name amortization (3)	Loss on early extinguishment of debt (4)	Termination of JV arrangement in India (5)	Non-GAAP
Operating income	$313,669	$176,620	$4,450	$—	$—	$494,739
Interest and other expense, net	(121,229)	—	—	56,958	26,211	(38,060)
Income from continuing operations before income taxes	192,440					456,679

Income taxes	102,490					102,490
Adjustments (1)	—					45,931
Adjusted income taxes	102,490					148,421

Income from continuing operations attributed to Staples, Inc.	$89,950					$308,258

Effective tax rate	53.3%					32.5%

Per share income from continuing operations attributed to Staples, Inc:
Basic earnings per common share	$0.14					$0.47
Diluted earnings per common share	$0.14					$0.46

Weighted average common shares outstanding	658,653					658,653
Effect of dilutive securities	6,294					6,294
Weighted average common shares outstanding assuming dilution	664,947					664,947

(1) The $45.9 million adjustment to income tax expense in the fourth quarter of 2012 relates to net tax benefits related to the charges recorded in 2012.
(2) Restructuring charges include $106.4 million for ongoing lease obligations related to facility closures, $56.4 million for severance and benefit costs, and $13.8 million for other associated costs, primarily related to the closure of 46 retail stores and the consolidation of certain sub-scale delivery businesses in Europe and the accelerated closure of 15 retail stores in the United States.
(3) Relates to a strategic decision to transition from using the legacy Corporate Express tradename in the Company's Australian business to the exclusive use of the Staples tradename.
(4) Relates to the pre-tax debt tender premiums and fees incurred as a result of the repurchase of approximately $632.8 million of the January 2014 Notes pursuant to a cash tender offer.
(5) Relates to a charge incurred as a result of the Company's termination of its joint venture arrangement in India.

The table below shows the impact of the 53rd week on sales for the four quarter of 2012 (in thousands):

	Sales				Year-over-year sales growth compared with the 13 weeks ended January 28, 2012
	2012			2011
	14 weeks ended		13 weeks ended	13 weeks ended	14 weeks ended	13 weeks ended
	February 2, 2013	14th Week	January 26, 2013	January 28, 2012	February 2, 2013	January 26, 2013
North American Stores & Online	$3,297,555	$221,425	$3,076,130	$3,197,396	3.1%	(3.8)%
North American Commercial	2,102,370	158,943	1,943,427	1,962,028	7.2%	(0.9)%
International Operations	1,168,055	80,816	1,087,239	1,214,882	(3.9)%	(10.5)%
Staples, Inc. consolidated	$6,567,980	$461,184	$6,106,796	$6,374,306	3.0%	(4.2)%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Dollar Amounts in Thousands)
(Unaudited)

	14 Weeks Ended February 2, 2013
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	3.1%	(0.6)%	2.5%
North American Commercial	7.2%	(0.2)%	7.0%
International Operations	(3.9)%	(0.4)%	(4.3)%
Total sales	3.0%	(0.4)%	2.6%

	Fiscal Year Ended February 2, 2013
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	0.7%	0.1%	0.8%
North American Commercial	1.7%	—	1.7%
International Operations	(10.2)%	3.7%	(6.5)%
Total sales	(1.2)%	0.8%	(0.4)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow
(Dollar Amounts in Thousands)
(Unaudited)

	Fiscal Year Ended
	February 2, 2013	January 28, 2012
Net cash provided by operating activities	$1,219,188	$1,576,475
Acquisition of property and equipment	(349,574)	(383,654)
Free cash flow	$869,614	$1,192,821

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487